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                                                                      EXHIBIT 21

                         ENBRIDGE ENERGY PARTNERS, L.P.
                             PRINCIPAL SUBSIDIARIES



      The Registrant's principal subsidiaries and its ownership interest in each:

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
                                                                                              OWNERSHIP INTEREST
NAME AND TYPE OF ENTITY                                                                      (DIRECT OR INDIRECT)
-----------------------                                                                      --------------------
Enbridge Energy, Limited Partnership, a Delaware limited partnership .......................          99%
Enbridge Pipelines (North Dakota) LLC, a Delaware limited liability company ................         100%
Enbridge Marketing (East Texas) L.P., a Delaware limited partnership .......................         100%
Enbridge Processing (East Texas) L.P., a Delaware limited partnership ......................         100%
Enbridge Pipelines (East Texas) L.P., a Delaware limited partnership .......................         100%
Enbridge (East Texas) L.L.C., a Delaware limited liability company .........................         100%

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